Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-10/A of our reports dated March 25, 2014, relating to the financial statements and financial statement schedule of Mitel Networks Corporation, and the effectiveness of Mitel Network Corporation’s internal control over financial reporting, appearing in the Transition Report on Form 10-K of Mitel Networks Corporation for the eight month period ended December 31, 2013.

/s/ Deloitte LLP

Chartered Professional Accountants, Chartered Accountants

Licensed Public Accountants

Ottawa, Canada

May 21, 2014